Exhibit 10.4

FORM OF NOTE AND WARRANT PURCHASE AGREEMENT

This Note and Warrant Purchase Agreement, dated as of November __, 2015 (this “Agreement”) is entered into by and among VISUALANT, INCORPORATED, a Nevada corporation (the “Company”), and the persons and entity listed on the schedule of investors attached hereto as Schedule I (each an “Investor” and, collectively, the “Investors”).

RECITALS

A.           On the terms and subject to the conditions set forth herein, each Investor is willing to purchase from the Company, and the Company is willing to sell to such Investor, a convertible promissory note in the principal amount set forth opposite such Investor’s name on Schedule I hereto, together with a related warrant to acquire shares of the Company’s capital stock.

B.           Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.      The Notes and Warrants.

(a)      Issuance of Notes and Warrants. At the Closing (as defined below), the Company agrees to issue and sell to each of the Investors, and, subject to all of the terms and conditions hereof, each of the Investors severally agrees to purchase a convertible promissory note in the form of Exhibit A hereto (each, a “Note” and, collectively, the “Notes”) in the principal amount set forth opposite the respective Investor’s name on Schedule I hereto. The obligations of the Investors to purchase Notes are several and not joint.

(b)      In consideration for the purchase by the Investors of the Notes, the Company will issue to each Investor a warrant in the form attached hereto as Exhibit B (each, a “Warrant” and, collectively, the “Warrants”).

(c)      Delivery. The sale and purchase of the Notes and Warrants shall take place at a closing (the “Closing”) to be held at such place and time as the Company and the Investors may determine (the “Closing Date”). At the Closing, the Company will deliver to each of the Investors the respective Note and Warrant to be purchased by such Investor, against receipt by the Company of the corresponding purchase price set forth on Schedule I hereto (the “Purchase Price”). Each of the Notes and Warrants will be registered in such Investor’s name in the Company’s records.

(d)      Use of Proceeds. The proceeds of the sale and issuance of the Notes shall be used for general corporate purposes.

2.      Representations and Warranties of the Company. The Company represents and warrants to each Investor that:

(a)      Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.

(b)      Authority. The execution, delivery and performance by the Company of each Transaction Document to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c)      Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

3.      Representations and Warranties of Investors. Each Investor, for that Investor alone, represents and warrants to the Company upon the acquisition of the Note and the Warrants as follows:

(a)      Binding Obligation. Such Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each of this Agreement and the Note issued to such Investor is a valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)      Securities Law Compliance. Such Investor has been advised that the Notes, the Warrants and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Investor is aware that the Company is under no obligation to effect any registration with respect to the Notes, the Warrants or the underlying securities or to file for or comply with any exemption from registration. Such Investor has not been formed solely for the purpose of making this investment and is purchasing the Notes or Warrants to be acquired by such Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Such Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act.

(c)      Access to Information. Such Investor acknowledges that the Company has given such Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by such Investor, and has furnished such Investor with all documents and other information required for such Investor to make an informed decision with respect to the purchase of the Notes and the Warrants.

(d)      Risk of Investment.  Such Investor understands and has fully considered the risks of this investment.  In particular, such Investor understands that: (i) the Company has a limited operating history and may never generate material revenue; (ii) this investment is speculative and involves a high degree of risk; and (iii) since there are substantial restrictions on the transferability of, and there will be no public market for, the Notes, such Investor may not be able to liquidate his investment.  Such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Such Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act.

4.      Conditions to Closing of the Investors. Each Investor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by all of the Investors:

(a)      Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors.

(b)      Transaction Documents. The Company shall have duly executed and delivered to the Investors This Agreement and each Note and Warrant issued hereunder.

5.      Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes and Warrants at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a)      Purchase Price. Each Investor shall have delivered to the Company the purchase price in respect of the Note and Warrant being purchased by such Investor.

6.      Miscellaneous

(a)      Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and Investors holding a Majority in Interest (as that term is defined in the Convertible Promissory Note of even date).

(b)      Reservation of Shares.  The Company and the Investors each agree to take such actions as may be necessary to reserve sufficient number of shares of Preferred Stock and/or Common Stock, as the case may be, to permit the conversion of the Notes and the exercise of the Warrants in accordance with their terms.

(c)      Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada or of any other state.

(d)      Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(e)      Successors and Assigns. Subject to the restrictions on transfer described in Sections 6(e) and 6(f) below, the rights and obligations of the Company and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(f)      Registration, Transfer and Replacement of the Notes. The Notes issuable under this Agreement shall be registered notes. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Prior to presentation of any Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

(g)      Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investors holding a Majority in Interest.

(h)      Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(i)      Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows: (i) if to a Investor, at such Investor’s address or facsimile number set forth in the Schedule of Investors attached as Schedule I, or at such other address as such Investor shall have furnished the Company in writing, or (ii) if to the Company, at 500 Union Street, Ste. 420; Seattle, WA  98101, facsimile (206) 826-0451, or at such other address or facsimile number as the Company shall have furnished to the Investors in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(j)      Separability of Agreements; Severability of this Agreement. The Company’s agreement with each of the Investors is a separate agreement and the sale of the Notes to each of the Investors is a separate sale. Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Investor whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(k)      Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

 (Signature Page Follows)

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

VISUALANT, INCORPORATED
a Nevada corporation

By:
Ronald P. Erickson
President and Chief Executive Officer

INVESTORS:

By:

Signature Page for Note and Warrant Purchase Agreement

SCHEDULE I

SCHEDULE OF INVESTORS

Name and Address	Note Amount	Warrant Coverage Amount

1)           Address for all notices:

Attn:
Tel: (___) ___-____
Fax:(___) ___-____

I-1

Exhibit A

FORM OF NOTE

A-1

Exhibit B

FORM OF WARRANT

B-1